Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Appendix B – Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated November 1, 2023, and each included in this Post-Effective Amendment No. 112 to the Registration Statement (Form N-1A, File No. 333-201935) of Principal Exchange-Traded Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 21, 2023, with respect to the financial statements and financial highlights of Principal Exchange-Traded Funds (comprising Principal Active High Yield ETF, Principal Healthcare Innovators ETF, Principal Investment Grade Corporate Active ETF, Principal Millennial Global Growth ETF, Principal Quality ETF, Principal Spectrum Preferred Securities Active ETF, Principal U.S. Mega-Cap ETF, Principal U.S. Small-Cap ETF, Principal Value ETF, Principal Spectrum Tax-Advantaged Dividend Active ETF, Principal U.S. Large-Cap Adaptive Multi-Factor ETF, Principal U.S. Small-Cap Adaptive Multi-Factor ETF, Principal International Adaptive Multi-Factor ETF, and Principal Real Estate Active Opportunities ETF) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 26, 2023